================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2003

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                   13-3245741
(State of incorporation)                  (I.R.S. Employer Identification No.)

          500 West Jefferson Street
               19th Floor
       Louisville, Kentucky                                  40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

================================================================================

Item 9.  Regulation FD Disclosure.

See the following press release, dated April 25, 2003, announcing that Commonwealth Industries adjourns annual meeting:

NEWS RELEASE                           Contact:     Katherine R. Gould
                                                    Vice President
                                                    Organizational Development
                                                    (502) 589-8130

                 COMMONWEALTH INDUSTRIES ADJOURNS ANNUAL MEETING

LOUISVILLE,   Ky.  (April  25,  2003)  -  Commonwealth   Industries,   Inc.
(NASDAQ/NM: CMIN) today announced that it has adjourned its 2003 annual meeting, which commenced today at 10:00 a.m. EDT at the Kentucky International Convention Center in Louisville, Kentucky due to an error by a third-party vendor resulting in certain stockholders of record not being given timely notice of the annual meeting until April 23, 2003. Therefore, in order to provide all stockholders proper notice of the meeting its been adjourned to continue at the Company's corporate office located at 500 West Jefferson Street, Suite 1900, Louisville, Kentucky on May 5 at 10:00 a.m. EDT.

     Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth's website at www.ciionline.com.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                    By    /s/ Henry Del Castillo
                                          ----------------------
                                          Henry Del Castillo
                                          Vice President Finance

Date: April 25, 2003